Exhibit 99.1

SAKS INCORPORATED ANNOUNCES SEPTEMBER

COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (October 7, 2010)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $256.4 million for the five weeks ended October 2, 2010 compared to $242.2 million for the five weeks ended October 3, 2009, a 5.9% increase. Comparable store sales increased 6.5% for the month.

On a quarter-to-date basis, for the two months ended October 2, 2010, owned sales totaled $415.6 million compared to $402.9 million for the two months ended October 3, 2009, a 3.2% increase. Comparable store sales increased 4.3% for the two months.

On a year-to-date basis, for the eight months ended October 2, 2010, owned sales totaled $1,655.8 million compared to $1,574.4 million for the eight months ended October 3, 2009, a 5.2% increase. Comparable store sales increased 5.1% for the eight months.

For September, the strongest categories at Saks Fifth Avenue stores were women’s shoes; fashion jewelry; dresses; women’s designer apparel; and men’s clothing, sportswear, and accessories. Saks Direct performed well during the month.

Saks Incorporated operates 49 Saks Fifth Avenue stores, 56 Saks OFF 5TH stores, and saks.com.

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